Exhibit 21.2

Corporate Subsidiaries of Open Text Corporation as of July 12, 2007

Corporation Name	Jurisdiction
Hummingbird Australia Pty Limited	Australia
Hummingbird Communications Pty Limited	Australia
IXOS Software Australia PTY	Australia
Open Text Pty Ltd.	Australia
Red Dot Solutions	Australia
IXOS Software (Austria) GmbH	Austria
Open Text Solutions Software GmbH	Austria
Involv International Corporation	Barbados
Lava Systems	Barbados
Molton Systems SRL	Barbados
2120808 Ontario Inc.	Canada
2016090 Ontario Inc.	Canada
2016091 Ontario Inc.	Canada
2030928 Ontario Ltd.	Canada
Canterbury Canada Ltd.	Canada
Brokercom Inc.	Canada
Hummingbird Canada Ltd.	Canada
Open Text Search Limited	Canada
IXOS Software Nordic A/S	Denmark
Fulcrum Services Europe SA	France
HCL France SAS	France
Hummingbird France SAS	France
PC Docs SARL	France
IXOS Software France SAS	France
Open Text SARL	France
Gauss Interprise AG	Germany
Hummingbird Business Intelligence GmbH	Germany
Hummingbird Communications GmbH	Germany
Hummingbird Holdings GmbH	Germany
IXOS Software AG	Germany
Open Text eGovernment Deutschland GmbH	Germany
Open Text GmbH	Germany
Red Dot Solutions AG	Germany
Centrinity Ltd.	Ireland
Hummingbird SPA	Italy
Red Dot Solutions Italia S.r.l	Italy
Hummingbird Japan KK	Japan
Open Text KK	Japan

PC Docs Japan KK	Japan
Hummingbird Korea Pty Inc.	Korea
Open Text Mexico, S. deR.L. de C.V.	Mexico
Corechange BV	Netherlands
Dispro B.V	Netherlands
Gauss Interprise BV	Netherlands
Hummingbird Communications BV	Netherlands
Key Automation Nederland B.V	Netherlands
Open Text International BV	Netherlands
Red Dot Solutions Sp. z.o.o	Poland
Hummingbird Asia Pte. Ltd.	Singapore
Open Text (Asia) Pte Ltd.	Singapore
Hummingbird Spain, S.L	Spain
IXOS Technology SL	Spain
Corechange Svenska AB	Sweden
Gauss Interprise AB	Sweden
Hummingbird AB	Sweden
Mediaflow AB	Sweden
Open Text AB	Sweden
Hummingbird SA	Switzerland
IXOS Software International AG	Switzerland
Open Text AG	Switzerland
Artesia Technologies, UK Limited	UK
Centrinity UK Ltd.	UK
Corechange Ltd.	UK
Fulcrum Technologies Limited	UK
Gauss Interprise UK Ltd.	UK
Hummingbird Legal Solutions Limited	UK
Hummingbird UK Limited	UK
Information Dimensions Limited	UK
IXOS Software Limited	UK
Leonards Logic Limited	UK
Open Text UK Ltd.	UK
PC Docs Group Europe Ltd.	UK
People Doc Limited	UK
Red Dot Solutions Ltd.	UK
Valid Information Systems Limited	UK
Artesia Technologies, Inc.	USA
Comp Info Inc.	USA
Comp Info I.P., Inc.	USA
Data Ramp LLC	USA

Hummingbird Holdco Corporation	USA
Hummingbird USA Inc.	USA
Legal Key Technologies Inc.	USA
MC2 Learning Systems	USA
Momentum Systems, Inc.	USA
Open Text Eloquent Inc.	USA
Open Text Inc.	USA
PC Docs (Europe) Ltd.	USA
Red Dot Solutions Corp.	USA
Trip Systems Internationals, Incorporated	USA